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                                                                     EXHIBIT 4.5








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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT
(COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION PROVIDED BY REGULATION D AND REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES.


                             HARBINGER CORPORATION

                                    WARRANT
                                FOR THE PURCHASE
                           OF SHARES OF COMMON STOCK

WARRANT NO:  ____________________              DATE OF GRANT:  DATE, 1996

HOLDER:  ________________________

NUMBER OF SHARES:  ______________              PURCHASE PRICE PER SHARE:  $_____

         FOR VALUE RECEIVED, HARBINGER CORPORATION, a Georgia corporation (the "Company"), hereby certifies that ______________________________________ (the
"Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, during the period commencing on the date hereof and ending on the Expiration Date (as defined in Section 1 below), up to _________________ fully paid and non-assessable shares of Common Stock at the Purchase Price Per Share set forth above (the "Exercise Price").

         The term "Common Stock" means the Common Stock, par value $.0001 per share, of the Company as constituted on date, 1996 (the "Issue Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.


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         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

                 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on the second anniversary of the date hereof (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day (provided, however, that in no event may this warrant be exercised after date, 199__), by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Holder shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

                 2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

                 3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                          (a)     If the Common Stock is listed on a national
securities exchange within the United States or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market, the current market value shall be the average of the last reported sale price of the Common Stock on such exchange or system for the ten trading days immediately preceding the date of exercise of this Warrant or if no such last sale is made or reported on any of such trading days, the average of the closing bid and closing asked prices for such day on such exchange or system; or

                          (b)     If the Common Stock is not so listed or
admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or


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                          (c)     If the Common Stock is not so listed or
admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                 4. HOLDER DOES NOT HAVE THE RIGHTS OF A SHAREHOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

                 5.       ANTI-DILUTION PROVISIONS.

                          5.1     ADJUSTMENT FOR RECAPITALIZATION.  If the
Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment, and any adjustment to the Exercise Price pursuant to this Section 5.1; shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this
Section 5.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and
(y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                          5.2     ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION,
MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                          5.3     RESTRICTIONS ON CERTAIN ACTIONS.  The Company
shall not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant. Without limiting the generality of the foregoing, while any Warrant is outstanding, the Company (a) shall not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable stock upon the exercise of all Warrants at the time outstanding.

                          5.4     CERTIFICATE AS TO ADJUSTMENTS. In each case
of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Holder.


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                 6.       TRANSFER TO COMPLY WITH THE SECURITIES ACT AND OTHER
APPLICABLE LAWS. This Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and in compliance with all other laws, rules, regulations, and ordinances, and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition. In the event any Holder shall propose to sell, transfer, pledge, or hypothecate or otherwise dispose of this Warrant, such Holder shall first (i) surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and (ii) deliver to the Company of the opinion of counsel to the Holder as required by the legend set forth at Section 7 hereof. Upon receipt of the foregoing and provided that the Company has received an opinion of its counsel that such proposed sale, transfer, pledge or hypothecation is in compliance with all applicable laws, rules, regulations and ordinances, the Company shall execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

                 7. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF THE SECURITIES LAWS OF ANY OTHER JURISDICTION, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT, AND WHICH IS IN COMPLIANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH SUCH APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT, AND THAT SUCH TRANSACTION IS IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES.

                 8. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when delivered personally, when delivered by facsimile against an electronic acknowledgment of delivery thereto, when delivered by a reputable world-wide courier contracting for delivery in three days or less, or five days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, at the address of such party as set forth below, or at such other address of which the Company or the Holder has been advised by notice hereunder.

                 9. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

Attest:
                                          HARBINGER CORPORATION

                                          By:
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Joel G. Katz, Secretary                      C. Tycho Howle, Chairman and
                                             Chief Executive Officer
        [Corporate Seal]

Address of Holder                            Address of Company:

                                             1055 Lenox Park Boulevard
----------------------------------           Atlanta, Georgia 30319
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